TRAVEL AGENCY AGREEMENT FOR

HOTEL RESERVATION PROMOTION SERVICES

CONTRACT:

This Contract contains the important information referenced in the Agreement.

Information about the Hotel. Name: Ixtapa Palace Resort. Tax Identifier: Corporativo Turistico Ixtapa Pacifico, S.A. de C.V. Location: Paseo de las Garzas, Paseo del Rincon, 40880 Ixtapa Zihuatanejo, Gro., Ixtapa Zihuatanejo, Mexico. Authorized Representative: Javier Sanchez Campos, Lic. (the “Representative”).

Information about the counterparty: Business Name: Syndicated Resorts Association (“SRA”). Reservation promotion business information: Tax Identifier: 47-5018835. Location: 5530 S. Valley View Blvd. STE 105, Las Vegas, Nevada 89118.

Authorized Representative: _William Barber, President, SRA.

The term of the Agreement: July 8, 2018 to July 8, 2019.

Payments to the promoter: SRA will receive a consumer fee from the end-users.

Method of Payment to the Hotel: Virtual Corporate Card.

Compensation: SRA shall retain the difference between the prices charged by the Hotel and the prices paid by the end-users.

Information regarding the Party Responsible for Payments: William Barber. Email: wbarber272@aol.com.

THIS AGREEMENT IS ENTERED INTO BY IXTAPA PALACE RESORT, IDENTIFIED HEREINAFTER AS THE “HOTEL”, REPRESENTED BY THE “REPRESENTATIVE”, AND SYNDICATED RESORTS ASSOCIATION, INC., IDENTIFIED HEREINAFTER AS “SRA”, REPRESENTED BY ITS AUTHORIZED REPRESENTATIVE William Barber, COLLECTIVELY REFERRED TO HEREINAFTER AS “THE PARTIES”, IN ACCORDANCE WITH THE FOLLOWING REPRESENTATIONS AND CLAUSES:

REPRESENTATIONS

I.	The Hotel, through its representative, states: A) that it is a business lawfully constituted and duly registered with the tax authorities of Mexico. B) The HOTEL operates the lodging establishment in Ixtapa, Mexico. C) The HOTEL wishes to enter into a contractual transaction with SRA so to provide SRA access to rates for lodging services. D) that its Representative listed in the Contract Sheet is authorized to enter into this Agreement and assume obligations on behalf of the Hotel; E) that the Representations contained herein are true and the Hotel and its Representative are responsible for the veracity thereof.

II.	SRA states: A) that it is a business lawfully operating in the United States. B) Also, SRA agrees to affirm and implement the terms and conditions of the HOTEL Agreement. C) that its Representative is authorized to enter into this Agreement and assume obligations on behalf of SRA and that such authority has not been revoked or limited in any manner.

III.	Both Parties represent, through their representatives, that they acknowledge as certain and binding the statements made in the preceding Representations, and they therefore agree to enter into this Agreement according to the following:

DEFINITIONS

The following definitions shall apply to this document where they appear in uppercase:

-	Contract: The page containing the information regarding the Hotel and SRA and which forms part of this Agreement.
-	Customers: A third-party that expresses a willingness to reserve the rooms and services of the Hotel through the sales channels of SRA.
-	Compensation: Amount paid by the Hotel to SRA, calculated on the public rate, without taxes.
-	Agreement: The agreement executed by the Hotel and SRA.
-	Extranet: Self-service online platform used by the Hotel to manage services, rates and inventory offered by the Hotel.
-	Locators: Number of requests issued by SRA and which serves to determine the number of reservations and the services contained therein.
-	Last Room Night: The last room available for reservation at the Hotel, to which SRA will have access.
-	Authorized Users: Refers to the employees of the Hotel who will have access and will be able to make all changes on the Extranet, such as rooms, rates, promotions, etc.

ARTICLES

FIRST: PURPOSE.

THE HOTEL, at this moment makes available to SRA, through its promotional services, the availability of reservation of its rooms. As indicated in the Contract, rooms, rates and services established by the Parties, calculated by lodging rights, features, and quantities of room nights in the Hotel identified by the SRA Locator, as well as preferred rates or special discounts and the features of the rooms specified therein.

SECOND: OBLIGATIONS OF SRA.

a.	SRA will include the Hotel in its general promotion and advertising campaigns made together for all Online and Offline distribution channels (web pages, advertisements in shopping centers, sales offices, agencies, affiliated and other marketing channels), amounts and channels that the Parties may have specified in the Contract Sheet of this Agreement.
b.	SRA will supply a platform called “Extranet”, which platform is specified in subsequent clauses, for the administration by the Hotel, of rates, availability, promotions, inventory, closings, reservations and payments. SRA will create the platform users that the Hotel considers necessary for the correct functioning of said Extranet.
c.	Upon receipt of the of the invoice issued by the Hotel, within the term established in the Contract as Credit, SRA shall make payment to the bank accounts designated by the Hotel for reserved services.
d.	SRA shall pay to the Hotel the applicable rates charged to the Customers by the Hotel, room rates charged according to the Customer’s nationality and condition.
e.	SRA shall be in charge of and is obligated to issue the Locator to the Hotel for the reservation of the rooms and services purchased by the Customer.
f.	SRA and the Hotel may opt for payment via “Virtual Card”, which SRA shall issue and send to the Hotel so the Hotel may collect for the services once the Customer has reserved the services.
g.	SRA is obligated to offer training to the Hotel on the use of the Extranet.
h.	SRA is obligated to maintain updated statistics and provide statistical feedback of sales and potential sales strategies to the Hotel to encourage growth in nights/income for the rooms contracted in this document.
i.	SRA shall not include direct references (web pages, telephone numbers, email addresses) on the cover of the Hotel profile.
j.	SRA reserves the right to translate the information provided by the Hotel into other languages and to adapt, correct or abbreviate the information according to the styles and needs of the platform.
k.	SRA may present offers, promotions, updates and other information that the Hotel generates through its assigned Product Manager, provided that such information is within established parameters.
l.	SRA is obligated to notify the Hotel in the event the net rates granted to SRA are higher than those given to third parties.

THIRD: OBLIGATIONS OF THE HOTEL

1.	Contractual Covenant

a.	The Hotel, by way of this Agreement, grants an express authorization to enter into agreements on behalf of the Hotel with Customers identified via Hotel promotions through any of SRA’s sales channels.
b.	The Hotel shall accept Customer reservations as it would if the Customer were contracting directly with the Hotel, and process said reservations with the information provided by SRA.
c.	The reservation request sent by SRA via a Locator to the Hotel shall serve as valid proof of a reservation, as will a Voucher loaded on the Extranet, and the Hotel is obligated to acknowledge the Customer once identification matches the information furnished by SRA.
d.	The Hotel promises and is bound to confirm reservations sent through the Reservation Contact Email or placed via the Extranet, in the shortest time possible. Reservations processed before the arrival of the Customer.
e.	The Hotel is obligated to train the Authorized Users through the training offered by SRA for use thereof. The lack of training described herein does not exempt the Hotel from the responsibilities described herein.
f.	The Hotel is obligated to charge to the Extranet the lowest available rate for all types of rooms and services provided.
g.	The Hotel shall guarantee that the final rate issued on the platform will be in correspondence with and under the same terms as those rates offered through other distribution channels and any third party.
h.	The Hotel is obligated to give the same bargain to SRA Customers as it does to third-party customers.
i.	The Hotel promises to offer the minimum discount percentage for packages specified in the Contract Sheet.
j.	The Hotel promises to guarantee the percentage or number of rooms established in the Contract Sheet.

FOURTH: PAYMENTS

Once the Customer has made his reservation, and after receiving the invoice issued by the Hotel within the terms established in the Contract Sheet, if so negotiated by the Parties, SRA shall make the payments to the accounts that the Hotel indicates for this purpose. The Parties may opt and shall record in the Contract Sheet the form of payment which SRA shall use to pay the Hotel, in the amount of the invoice issued by the Hotel.

The Parties may opt and shall record in the Contract Sheet the Virtual Card payment form, in which SRA shall issue a Virtual Card number, which shall be sent to the Hotel together with the SRA Locator, thereby permitting the Hotel to collect for the services provided to the Customer.

FIFTH: USE OF THE EXTRANET

The Hotel and SRA each promise and commit to making use of the Extranet system under the following points:

a.	The Hotel shall request from SRA the users that are necessary and requested for the correct use and administration of the Extranet. Anticipation requires said users would require permissions and restrictions such as: 1) Rate User – inventory; 2) Reservation User; 3) Payment User; 4) Other Users.
b.	The Hotel shall request the Extranet user manual for quick reference, as well as for the training it’s Authorized Users in the use of the Extranet.
c.	The Hotel shall request the assigned Product Manager to provide the virtual telephonic training of the personnel who will supervise and manage the administration of the Extranet.
d.	The use of passwords is confidential for each Authorized User; therefore, if forgotten, only the registered email will receive the notification to update the password. This information treated with care and it is the responsibility of the Authorized User to leave the Extranet open or closed at any internet terminal used for its administration.
e.	The Hotel shall be the only Party responsible for the management of Authorized Users on the platform.

SIXTH: UNIFORMITY OF RATES

a.	The Hotel shall guarantee that the price charged on the Extranet, shall be the net price, without VAT. Other charges will be additional and optional (hotel insurance, service charge, etc.).
b.	Compensation shall be that specified in the Contract Sheet of this Agreement and added to the net rate charged on the Extranet.
c.	The Hotel shall guarantee that the final rate issued on the platform is of a consistent and uniform nature in comparison with other distribution channels and with any third party.
d.	The Hotel promises and is bound to make rate adjustments according to the time and seasonality of the destination. The corresponding inventory will likewise be adjusted.

SEVENTH: OVERBOOKING

a.	It is the sole and exclusive responsibility of the Hotel to manage the assignment of customers of other agencies or tourism agents in properties unaffiliated or not belonging to the Hotel.
b.	The Hotel shall notify SRA when the Hotel is overbooked.

EIGHTH: AVAILABILITY

a.	The Hotel promises to make available a minimum number of rooms, which amount can be updated or modified in the system directly by the Hotel via access to the Extranet furnished by SRA.
b.	The Hotel shall guarantee that the inventory updated on the SRA Extranet, is in the same condition (closings-openings) as the portals of the same characteristics of online marketing, where the Hotel is for sale, with SRA having access to the Last Room Night of the Hotel.

Service Guarantee

The Hotel promises to inform SRA within 15 working days of any substantial change in the facilities or of its official category, as well as any work and its duration, which may affect the enjoyment of the service.

NINTH: INTELLECTUAL PROPERTY

The Hotel does not grant to SRA the right to the use and reproduction of its business name, logos, slogans, business advertisements or any other intellectual property that SRA considers necessary for the marketing and sale of the rooms and services provided by the Hotel. Any use of this material for advertising purposes, must be previously approved by the Hotel.

TENTH: TERM OF THE AGREEMENT

a.	The present Agreement shall have as a starting date the day specified in the Contract Sheet as the beginning of the Agreement term. This Agreement shall automatically renew unless there is written communication to the contrary from any of the Parties. Such communication canceling the Agreement must be received at least one (1) month before the expiration date of each Agreement period.
b.	Either Party may terminate this Agreement by providing notice to the other Party at least sixty (60) days in advance of the time that either Party deems it appropriate to terminate the Agreement, every one of the obligations of this Agreement shall survive termination of the Agreement.

ELEVENTH: TAXES

All taxes deriving from the transactions contemplated by this Agreement between the Hotel and SRA shall be the responsibility of each Party hereto, by the legislation in force at the time of compliance.

TWELFTH: INSURANCE AND RISK

The Hotel is obligated to have insurance, which insurance policy shall include coverage that extends to civil liability, as well as the risks inherent in the service provided by the Hotel. The Hotel shall provide evidence of insurance policies and payment thereof upon request by SRA.

The Hotel shall notify SRA of any cancellation, termination or relative change to the liability policy that affects the Hotel’s aforestated obligations.

THIRTEENTH: NO EMPLOYMENT RELATIONSHIP – NO SUBORDINATION

The Parties agree that the present Agreement does not create an employment relationship between the Parties, by its very the Parties will perform their assignment on the terms and conditions established herein. Similarly, the Parties recognize and acknowledge that neither Party is subordinate to the other, and each is free to carry out its responsibilities in the manner each deems best and that is by the applicable legal provisions.

The Parties recognize and accept that this Agreement as stated. This agreement is not subject to the provisions of any labor legislation or applicable safety regulations. To the extent it is determined that the preceding assumption is not true, the Parties, from this moment on, grant one another, their shareholders, officers, legal representatives or other party representing their respective rights, the broadest lawful interpretation. The parties have extended and affirmed mutual indemnification for any damage or injury caused.

FOURTEENTH: NOTICES AND NOTIFICATIONS

All notices and communications that the Parties must provide about this Agreement shall be in writing. Delivered either personally, by registered mail with acknowledgment of receipt, by international courier service or by email, where there are a means of confirming receipt thereof, at the addresses or other contact information provided by the Parties in the Contract Sheet of this Agreement. Any change of address or other contact information must be made at least thirty (30) days in advance thereof. If the Hotel fails to provide notice of a change of address, any notification sent to the prior address or other contact information of the Hotel shall be considered valid.

FIFTEENTH: PROTECTION OF PERSONAL INFORMATION

The personal information of Customers that SRA discloses to the Hotel, has been obtained, processed, transmitted and collected in strict compliance with the Federal Law of Protection of Personal Data in Possession of Individuals, as well as any other legislation that develops, complements or replaces it. SRA and the Hotel guarantee that they have implemented the necessary organizational and technical security measures to guarantee the security of personal data and to prevent the alteration, loss, undue use and unauthorized access thereof. SRA is obligated to delete Customer’s credit card data once receipt of data is confirmed by the Hotel, in compliance with the various certifications for the usage and processing of data held by SRA, and in compliance with the legislation.

SIXTEENTH: JURISDICTION AND GOVERNING LAW

The Parties agree that for the validity, execution and fulfillment of the present Agreement, they will be subject to the laws that are applicable based on the International Trade Code and the other norms and applicable laws within the International Trade and Tourism. The Parties agree to submit to the jurisdiction and authority of the Arbitration Courts designated by the Parties in common in the Mexico City, Mexico. By so agreeing, the Parties actively waive their right to have disputes heard in any other jurisdiction that may correspond to them because of their domicile, the location of their property or for any other reason.

This Agreement is executed by common agreement between the Parties, in Mexico City, Mexico on the 8th day of June, 2018.

Ixtapa Palace Resort:	Syndicated Resorts Association:

Legal Representative Printed	Legal Representative Printed

Legal Representative Signature	Legal Representative Signature

Date	Date